SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:
|_| Preliminary Proxy Statement            |_|  Confidential, For Use of
|_| Definitive Proxy Statement                  permitted by Rule 14a-6(e)(2))
|_| Definitive Additional Materials
|X| Soliciting Material Under Rule 14a-12

                                   AT&T Corp.
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                (Name of Registrant as Specified In Its Charter)

                              Comcast Corporation
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     |X| No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     |_| Fee paid previously with preliminary materials.

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     |_| Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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



     The following press release was issued by Comcast Corporation:


[COMCAST LOGO]                                                PRESS RELEASE

FOR IMMEDIATE RELEASE


               COMCAST SIGNS CONFIDENTIALITY AGREEMENT WITH AT&T


PHILADELPHIA - September 28, 2001 - Comcast Corporation (Nasdaq: CMCSA, CMCSK) today announced that, in connection with discussions regarding AT&T Broadband, it has entered into a reciprocal confidentiality agreement with AT&T that will permit the exchange of information between the two companies. The agreement also restricts certain discussions between Comcast and third parties which relate to AT&T Broadband without AT&T's approval.

Comcast Corporation (www.comcast.com) is principally involved in the development, management and operation of broadband cable networks, and in the provision of electronic commerce and programming content. Comcast Cable is the third largest cable company in the United States serving more than 8.4 million cable subscribers. Comcast's commerce and content businesses include majority ownership of QVC, Comcast-Spectacor, Comcast SportsNet and The Golf Channel, a controlling interest in E! Networks, and other programming investments. Comcast's Class A Special and Class A Common Stock are traded on The Nasdaq Stock Market under the symbols CMCSK and CMCSA, respectively.

This press release contains forward-looking statements. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could significantly affect actual results from those expressed in any such forward-looking statements. Readers are directed to Comcast's Quarterly Report on Form 10-Q for a description of such risks and uncertainties.


                                     # # #


Investor Contact:
Marlene S. Dooner, Vice President, Investor Relations         (215) 981-7392
William E. Dordelman, Vice President, Finance                 (215) 981-7550
Kelley L. Claypool, Manager, Investor Relations               (215) 981-7729

Media Contact:
The Abernathy MacGregor Group                                 (212) 371-5999
Adam Miller, Steve Frankel, Brian Faw

   Note: The following notice is included to meet certain legal requirements:


                             ADDITIONAL INFORMATION

     Subject to future developments, Comcast may file with the Commission (i) a preliminary proxy statement for solicitation of proxies from the shareholders of AT&T Corp. ("AT&T") in connection with an AT&T Broadband transaction and
(ii) a registration statement to register any Comcast shares issued in such transaction. Investors and security holders are urged to read the proxy statement and registration statement (when and if available) and any other relevant documents filed with the Commission, as well as any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and the registration statement (when and if available) and other relevant documents at the Commission's Internet web site at www.sec.gov. The proxy statement and registration statement (when and if available) and such other documents may also be obtained free of charge from Comcast by directing such request to: Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania 19102-2148, Attention: General Counsel.

     Comcast, its directors and certain other Comcast employees and advisors may be deemed to be "participants" in a solicitation of proxies from AT&T's shareholders. A detailed list of the names, affiliations and interests of the participants in the solicitation is contained in a filing made by Comcast with the Commission pursuant to Rule 14a-12 on July 9, 2001.